Exhibit 10.37

EXECUTION VERSION

CONFIDENTIAL

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made as of March 2, 2020 by and between Alex J. Dunn, an individual (“Executive”), the ADDD Trust, dated October 31, 2019 (the “Trust”), 313 Acquisition LLC, a Delaware limited liability company (“313”) and Vivint Smart Home, Inc., a Delaware corporation (the “Company” and together with its subsidiaries and affiliates, the “Company Group”). In consideration of the payments and benefits described in Section 2(b) and Section 3(b) below to be provided to Executive, the sufficiency of which is acknowledged hereby, Executive and the Company agree as follows:

1. Termination Date. Executive and the Company (on behalf of its subsidiaries, including, for the avoidance of doubt, APX Group, Inc., its indirect subsidiary and a Delaware corporation (“APX”)) agree that Executive’s employment with all members of the Company Group shall terminate on March 13, 2020 (the “Termination Date”) and shall be treated as a termination by the Company without Cause (as defined in the Second Amended and Restated Employment Agreement, dated as of March 4, 2019, by and between Executive and APX (the “Employment Agreement”). Executive hereby resigns from all positions as an officer or director with the Company Group and Vivint Solar, Inc. as of the date hereof and resigns, effective as of the Termination Date, from all positions as an employee of the Company Group and Vivint Solar, Inc., as applicable. Executive represents and warrants that, as of the date hereof, Executive has not engaged in conduct constituting Cause.

2. Payments.

(a) Accrued Rights. Following the Termination Date, Executive shall be entitled to:

(i)	the Accrued Rights (as defined in the Employment Agreement); and

(ii)

$143,845.86 in respect of a pro rata portion of Executive’s Annual Target Bonus (as defined in the Employment Agreement) in respect of 2020, based on a fraction, the numerator of which is the number of days during 2020 up to and including the Termination Date and the denominator of which is the number of days in such fiscal year, payable no later than 10 days following the Termination Date, subject to the execution and non-revocation of the Release (as defined below).

(b) Separation Payments. In addition to the payments set forth in Section 2(a) hereof, subject to (i) Executive’s continued compliance with the Restrictive Covenants (as defined below), and (ii) Executive’s execution and non-revocation of (x) this Agreement and (y) the General Release attached hereto as Exhibit A (the “Release”) and in consideration of the Release, and Executive’s other promises set forth herein, the Company, in full satisfaction of the obligations set forth in Section 5(d) of the Employment Agreement or otherwise, shall pay:

(i)	to Executive, a lump-sum cash payment, payable within 55 days after the Termination Date and effectiveness of the Release, equal to the sum of:

(A) $2,042,399.64, which is equal to 200% of Executive’s Base Salary (as defined in the Employment Agreement) as of the date immediately prior to the Termination Date;

CONFIDENTIAL

(B) $1,456,822.00, which is equal to 200% of Executive’s Annual Bonus (as defined in the Employment Agreement) for 2019; and

(C) $31,838.00, which is equal to the monthly COBRA costs of providing health and welfare benefits for Executive and Executive’s dependents under the plans in which Executive was participating as of the Termination Date, times twenty-four; and

(ii)

an amount equal to $168,264.76, on behalf of Executive, in respect of the amount required to buy out the Executive’s leased Company automobile and shall permit Executive to retain such automobile (collectively (i) and (ii), the “Separation Benefits”).

Except as otherwise expressly required by law or as specifically provided herein, Executive shall have no right to compensation, benefits or other amounts after the Termination Date.

(c) Section 409A. To the extent that any of the Separation Benefits or the payment set forth in Section 2(a)(ii) (the “Conditioned Benefits”) constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the 60th day following the Termination Date, but for the condition on executing the Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such 60th day, after which any remaining Conditioned Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

3. Tracking Units.

(a) Pursuant to the terms of the Equity Documents (as defined below), Executive acknowledges that the Trust holds, as of the Termination Date:

(i)	16,129,637.43 VVNT Units (as defined in the 313 LLCA (as defined below)), of which 9,820,178.32 are Vested Units (as defined in the 313 LLCA) and 6,309,459.11 are Unvested Units;

(ii)	10,823,011.21 VSLR Units (as defined in the 313 LLCA) of which 6,589,354.57 are Vested Units and 4,233,656.64 are Unvested Units; and

CONFIDENTIAL

(iii)

90,665.13 Other Property Units (as defined in the 313 LLCA, together with the VVNT Units and the VSLR Units, the “Tracking Units”), of which 55,199.49 are Vested Units and 35,465.64 are Unvested Units.

(b) Subject to (i) Executive’s continued compliance with the Restrictive Covenants and (ii) Executive’s execution and non-revocation of this Agreement and the Release, and in consideration of the Release, and Executive’s other promises set forth herein, 313 shall cause each type of the Tracking Units that are not Vested Units to be deemed vested as of the Release Effective Date (as defined in the Release) (such Tracking Units, the “Accelerated Units”); provided, however that if (i) Executive voluntarily terminates the Consulting Term (as defined below) or the Company terminates such Consulting Term for Cause (as defined in the Employment Agreement (provided that for purposes of this Section 3 “employment duties” shall be deemed to be references to the Transition Services (as defined below))) or as a result of Executive failing to perform the Transition Services as requested by the Chief Executive Officer of the Company) or (ii) Executive breaches the Restrictive Covenants, the Trust shall forfeit all rights with respect to the Accelerated Units (including any property distributed in respect of such Accelerated Units). Notwithstanding anything to the contrary set forth in the 313 LLCA, 313, the Trust and the Executive agree that (i) on or following January 17, 2021, the Trust shall be able to request, in writing, a redemption of an amount of VVNT Units and VSLR Units equal to (x) up to 50% of the total number of VVNT Units and VSLR Units held by the Trust as of the Termination Date minus (y) the number of VVNT Units and VSLR Units previously redeemed by 313 and (ii) on or following January 17, 2022, the Trust may request, in writing, a redemption of any VVNT Units or VSLR Units then held by the Trust, and upon such request under either clause (i) and/or (ii) in this sentence, 313 shall promptly redeem, in accordance with Section 5.5 of the 313 LLCA, such VVNT Units and/or VSLR Units, in each case in accordance with the terms set forth in the 313 LLCA.

(c) Except as otherwise set forth in this Agreement, the Tracking Units (including the Accelerated Units) shall remain subject to the terms set forth in Equity Documents and Executive and the Trust acknowledge and agree that any shares of Class A Common Stock of the Company received by Executive and/or the Trust shall remain subject to the Transfer Agreement (as defined below) and the Confidentiality and Lockup Agreement, dated as of September 15, 2019, by and between Executive and the Company (the “Lockup Agreement”); provided, that the reference to “10%” in Section 3.1(b)(xiv) of the Lockup Agreement shall be amended to be “50%” .

(d) For purposes hereof, “Equity Documents” shall refer to:

(i)	the Amended and Restated Securityholders’ Agreement, dated as of September 15, 2019, by and among 313, Executive, and the other securityholders thereto (the “Securityholders’ Agreement”);

(ii)

the Second Amended and Restated Limited Liability Company Agreement of 313, dated as of September 15, 2019, as amended by Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of 313, dated as of January 16, 2020 (as amended, the “313 LLCA”);

CONFIDENTIAL

(iii)	the Management Subscription Agreement (Co-Investment Units) dated as of November 16, 2012 (the “Co-Investment Subscription Agreement”);

(iv)

the Management Subscription Agreement (Incentive Units) dated as of November 16, 2012 (the “Incentive Subscription Agreement” and together with the Co-Investment Subscription Agreement, the “Subscription Agreements”);

(v)	the Unit Transfer Agreement, dated as of December 5, 2019, by and among Executive, the Trust, 313 and Vivint Smart Home, Inc. (the “Transfer Agreement”); and

(vi)

the Agreement and Plan of Merger, dated as of September 15, 2019, by and among the Company, Maiden Merger Sub, Inc., a Delaware corporation and subsidiary of the Company, and Legacy Vivint Smart Home, Inc., as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 18, 2019 (as amended, the “Merger Agreement”).

4. Consulting Arrangement.

(a) As of the Termination Date, the Company hereby engages, and Executive shall become, an independent contractor and serve as an advisor to the Company Group. Executive’s period of service as an advisor shall end on the one (1) year anniversary of the Termination Date, unless terminated earlier by Executive or the Company for any reason or no reason (such period of service, the “Consulting Term”).

(b) As an advisor, Executive will be expected to provide transition services to the Company Group, as reasonably requested by the Chief Executive Officer of Company Group from time to time, including performing projects and advising on issues related to Executive’s prior position at the Company, to be performed in a timeframe and at times that are reasonably convenient to Executive and the Company (collectively, the “Transition Services”). Executive agrees to render the Transition Services on as “as requested” basis and to devote sufficient business time and energy to the performance of the Transition Services as may be necessary to fulfill Executive’s obligations to the Company Group. Executive and the Company acknowledge and agree that, in performing the Transition Services, Executive shall only take direction from the Company’s Chief Executive Officer. For the avoidance of doubt, Executive shall not be entitled to any compensation or benefits in respect of the Transition Services.

(c) As an advisor, Executive shall have no authority to act as an agent of the Company Group and Executive shall not make any representation to the contrary to any person. Executive shall have no authority to bind the Company Group in any way. Executive shall not direct the work of any employee of the Company Group, or make any management decisions, or undertake to commit the Company Group to any course of action in relation to third persons. Although the Company may specify the areas of activities that Executive will perform and may control and direct Executive in that regard, the Company shall not control or direct Executive as to the details or means by which such activities are conducted. Executive shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company. This Agreement shall not create a partnership, joint venture or other similar type of legal arrangement.

CONFIDENTIAL

5. Company Property/Airplane.

(a) On or prior to the Termination Date, Executive shall return to the Company, as applicable, Executive’s credit cards, electronic fuel card, electronic building access cards, codes or devices, keys, computers and other electronic devices, electronically stored documents or files, physical files and all other property of the Company Group, except as set forth in Section 2(b)(ii) hereof or as otherwise agreed to with the Company Group in order to provide the Transition Services.

(b) Executive represents and warrants that Executive has not, and shall not, take or copy in any form or manner, including electronic or hard copy, of any of the Company Group’s files, financial information, lists of customers, prices, or any other confidential and proprietary materials or information of the Company Group. Executive represents that Executive does not have in Executive’s possession, and Executive has not distributed, whether in hard copy or electronic form, recreate, or deliver to anyone else, nor delete information belonging to the Company Group in anticipation of Executive’s separation.

(c) Executive and Company agree that the Time-Sharing Agreement, dated as of March 4, 2019, by and between APX and Executive shall be terminated as of the Termination Date.

6. Restrictive Covenant. Executive acknowledges and agrees that Executive remains subject to the restrictive covenants between the Company Group and Executive as negotiated between them and set forth in Sections 6, 7 and 8 of the Employment Agreement and Section 7 and Appendix A to the Incentive Subscription Agreement (the “Restrictive Covenants”) and that such Restrictive Covenants are incorporated herein by reference; provided, that Executive agrees, that in consideration for the acceleration of the vesting with respect to the Accelerated Units, that such Restrictive Covenants shall continue to apply during the Consulting Term and the “Restricted Period” with respect to such Restrictive Covenants shall be deemed to mean the two year period following the end of the Consulting Term. Executive agrees and understands that should Executive breach any of the Restrictive Covenants, Executive (and in respect of the Tracking Units issued to the Trust in respect of the Converted Class A Units (as defined in the Merger Agreement), the Trust) shall not be entitled to any of the Separation Benefits or the Tracking Units issued to the Trust in respect of Converted Class A Units (including the Accelerated Units); provided, that for the avoidance of doubt, the Trust will be able to retain any Tracking Units issued to the Trust in respect of Class A Units of 313 that are not Converted Class A Units.

7. No Admission. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by the Company or Executive of any violation of the Company’s policies or procedures, or state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality, except insofar as a court declines to enter any such order.

CONFIDENTIAL

8. Waiver; Effective Date; Acknowledgments. Executive expressly acknowledges that:

(a) The Company and Executive agree that this Agreement will become effective and enforceable on the date this Agreement is executed by Executive (the “Effective Date”), and that no obligations upon the Company Group set forth in Section 2(a)(ii), Section 2(b) or Section 3(b) of this Agreement shall be operative or binding upon it until the Release Effective Date . For the avoidance of doubt, if Executive does not execute the Release within the twenty-one (21) day period noted in the Release, or revokes the Release prior to the Release Effective Date, Executive shall not be entitled to any of the Conditioned Benefits or the Accelerated Units. Any Conditioned Benefits otherwise due prior to the Release Effective Date will be paid in a lump sum thereafter, in accordance with Section 2(a)(ii) or 2(b), as applicable.

(b) Executive understands, acknowledges, and agrees that the payment of the Conditioned Benefits and the acceleration of the vesting of the Accelerated Units pursuant to Sections 2(b) and 3(b), respectively, are in consideration of Executive’s execution of this Agreement and the Release. Executive further acknowledges that Executive is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Company Group to provide such separation benefits or other benefits to any individuals other than Executive.

9. Cooperation. Upon request by the Company, Executive shall reasonably cooperate with any investigation conducted by the Company Group, including by answering written questions and by appearing for interviews. The Company shall reimburse Executive’s reasonable and documented out-of-pocket expenses incurred in connection with this Section 9.

10. Employment Relationship. Executive acknowledges that any employment relationship between Executive and the Company Group shall terminate on the Termination Date, that thereafter they have no further employment relationship except as may arise out of this Agreement and that Executive waives any right or claim to reinstatement as an employee of the Company Group and will not seek employment in the future with the Company Group, unless by mutual consent. Nothing herein shall be construed as voiding Executive’s entitlement to post-termination payments or benefits pursuant to Section 2(b) or Section 3(b) above or the Company Group’s rights pursuant to the Employment Agreement or the Subscription Agreements.

11. Indemnity and Injunctive Relief.

(a) Executive agrees to indemnify and hold the Company Group harmless from and against any loss, cost, damage or claim suffered by the Company Group, including attorneys’ fees, resulting from a material breach by Executive of any material term of this Agreement, provided that before the Company Group exercises this remedy, it shall provide written notice to Executive and a reasonable opportunity for his to cure any breach (where such a breach is capable of cure). Executive further understands and agrees that money damages may not be a sufficient remedy for any breach of this Agreement, and that in addition to all other remedies, the Company Group shall be entitled to injunctive or other equitable relief as a remedy for any such breach. Executive agrees not to oppose the granting of such relief and agrees to waive any requirement for the securing or posting of any bond in connection with such remedy, as permitted by law.

CONFIDENTIAL

(b) If Executive fails to comply with any of the terms of this Agreement in any material respect, and such failure continues without cure for five (5) business days after written notice of such breach from the Company to Executive, or if Executive revokes the Release within the seven (7) day revocation period, the Company Group may, in addition to any other remedies it may have, reclaim any amounts paid to Executive under the Sections 2(a)(ii) or 2(b) of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. Executive agrees that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

12. Executive Representations. Executive specifically represents, warrants, and confirms that Executive:

(a) has not filed, and is not aware of the basis of, any claims, complaints, or actions of any kind by Executive against the Company Group with any court of law, or local, state, or federal government or agency;

(b) has been properly paid for all hours worked for the Company Group, has received all commissions, bonuses, and other compensation due to Executive; and

(c) has not, to Executive’s knowledge, engaged in any unlawful conduct relating to the business of the Company Group.

13. Entire Agreement. This Agreement, including the agreements incorporated by reference in Section 6 of this Agreement related to the Restrictive Covenants, the Release, the Equity Documents, the Lockup Agreement, the Indemnification Agreement between the Company and Executive dated January 17, 2020 (the “Indemnification Agreement”) and Sections 6, 7, 8 and 9 of the Employment Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior and contemporaneous oral and written discussions, agreements and understandings of any kind or nature. This Agreement, including the Release, shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

14. Confidentiality. Executive agrees not to disclose the terms of this Agreement (or the Release) to anyone, except Executive’s spouse, attorney and, as necessary, tax/financial advisor, provided they agree to be bound by this confidentiality obligation. Executive shall use good faith efforts to ensure that any non-party to this Agreement to whom Executive makes a disclosure, but only as expressly provided above, complies with the confidentiality provisions contained in this Agreement. Executive further agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any member of the Company Group, except as permitted or required by law.

15. Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

CONFIDENTIAL

16. Assignment. This Agreement, the Release and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement shall be assigned by the Company to a person or entity which is a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

17. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Vivint Smart Home, Inc.

4931 North 300 West

Provo, Utah 84604

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue,

New York, New York 10017

Attention: Gregory Grogan

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

18. Section 409A. The payments and benefits provided under this Agreement are intended to be exempt from or in compliance with Section 409A of the Code.

19. Tax Withholding. The Company shall be entitled to withhold from the payment of any compensation and provision of any benefit under this Agreement such amounts as may be required by applicable law, including without limitation for purposes of the payment of payroll and income taxes.

20. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to principles of conflict of laws.

CONFIDENTIAL

21. Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic or electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

22. No Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

23. Reliance on Counsel. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that they have read the Agreement and have had the opportunity to have the Agreement explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

24. Cooperation. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement and which are not inconsistent with its terms.

25. Declaration. Executive hereby declares as follows:

I have read this Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

[signature pages follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first written above.

/s/ Alex J. Dunn
Alex J. Dunn

[Signature Page to Separation Agreement]

CONFIDENTIAL

ADDD Trust, dated October 31, 2019

/s/ Debra K. Dunn
By: Debra K. Dunn
Title: Trustee

[Signature Page to Separation Agreement]

CONFIDENTIAL

VIVINT SMART HOME, INC.

/s/ Todd Pedersen
By: Todd Pedersen
Title: Chief Executive Officer

[Signature Page to Separation Agreement]

CONFIDENTIAL

313 ACQUISITION LLC

/s/ Todd Pedersen
By: Todd Pedersen
Title: Chief Executive Officer

[Signature Page to Separation Agreement]

CONFIDENTIAL

Exhibit A

RELEASE AND WAIVER OF CLAIMS

This Release and Waiver of Claims (“Release”) is entered into and delivered to Vivint Smart Home, Inc. (the “Company”) as of this 13th day of March 2020, by Alex J. Dunn (the “Executive”). The Executive agrees as follows:

1. The employment relationship between the Executive and the Company and its subsidiaries and affiliates, as applicable, terminated on the 13th day of March 2020 (the “Termination Date”) pursuant to that certain Separation Agreement, dated as of March 2, 2020, by and between the Company, 313 Acquisition LLC, the Executive, and the ADDD Trust (the “Separation Agreement”)

2. In consideration of the Conditioned Benefits (as defined in the Separation Agreement), the acceleration of the vesting with respect to the Accelerated Units (as defined in the Separation Agreement) and this Release, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of himself and his agents, representatives, attorneys, administrators, heirs, executors and assigns (collectively, the “Employee Releasing Parties”), hereby releases and forever discharges the Company Released Parties (as defined below), from all claims, charges, causes of action, obligations, expenses, damages of any kind (including attorneys fees and costs actually incurred) or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Release, arising from or relating to Executive’s employment or termination from employment with the Company or otherwise, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Older Workers Benefit Protection Act; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; Section 1985(3) of the Civil Rights Act of 1871; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, regulation or common law relating to employment, wages, hours, or any other terms and conditions of employment, including the termination therefrom. This includes a release by the Executive of any and all claims or rights arising under contract (whether written or oral, express or implied), covenant, public policy, tort or otherwise. For purposes hereof, “Company Released Parties” shall mean the Company and any of its subsidiaries and affiliates and any of their past or present employees, agents, insurers, attorneys, administrators, officials, directors, shareholders, divisions, parents, members, subsidiaries, affiliates, predecessors, successors, employee benefit plans, and the sponsors, fiduciaries, or administrators of the Company’s employee benefit plans , including, for the avoidance of doubt, any holder of 10% or more of the beneficial ownership of the Company.

3. The Executive acknowledges that the Executive is waiving and releasing rights that the Executive may have under the ADEA and other federal, state and local statutes contract and the common law and that this Release is knowing and voluntary. The Executive and the Company agree that this Release does not apply to any rights or claims that may arise after the date of execution by Executive of this Release. The Executive acknowledges that the consideration given for this Release is in addition to anything of value to which the Executive is already entitled. The

CONFIDENTIAL

Executive further acknowledges that the Executive has been advised by this writing that: (i) the Executive should consult with an attorney prior to executing this Release; (ii) the Executive has up to twenty-one (21) days within which to consider this Release, although the Executive may, at the Executive’s discretion, sign and return this Release at an earlier time, in which case the Executive waives all rights to the balance of this twenty-one (21) day review period; and (iii) for a period of 7 days following the execution of this Release in duplicate originals, the Executive may revoke this Release in a writing delivered to the Chairman of the Board of Directors of the Company, and this Release shall not become effective or enforceable until the revocation period has expired (such date, the “Release Effective Date”).

4. This Release does not release the Company Released Parties from (i) the Conditioned Benefits or the Accelerated Units, (ii) any rights Executive has to indemnification by the Company and to directors and officers liability insurance coverage and the Indemnification Agreement (as defined in the Separation Agreement), (iii) any vested rights the Executive has under the Company’s employee pension benefit and group healthcare benefit plans as a result of Executive’s actual service with the Company, (iv) any fully vested and nonforfeitable rights of the Executive as a shareholder or member of the Company or its affiliates, (v) any rights of the Executive pursuant to any equity or incentive award agreement with the Company, (vi) any rights which cannot be waived by an employee under applicable law or (vii) any other rights of Executive under the Separation Agreement.

5. The Executive represents and warrants that he has not filed any action, complaint, charge, grievance, arbitration or similar proceeding against the Company Released Parties.

6. This Release is not an admission by the Company Released Parties or the Employee Releasing Parties of any wrongdoing, liability or violation of law.

7. The Executive shall continue to be bound by the Restrictive Covenants (as defined in the Separation Agreement), which are incorporated herein by reference.

8. Nothing in this Release shall prohibit or impede the Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. The Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will the Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company or any of its affiliates or subsidiaries without prior written consent of the Company’s General Counsel or other officer designated by the Company.

CONFIDENTIAL

9. This Release shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws.

10. Each of the sections contained in this Release shall be enforceable independently of every other section in this Release, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Release.

11. The Executive acknowledges that the Executive has carefully read and understands this Release, that the Executive has the right (and his hereby advised in writing) to consult an attorney with respect to its provisions and that this Release has been entered into knowingly and voluntarily. The Executive acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by any of the Company Released Parties to influence the Executive to sign this Release except such statements as are expressly set forth herein or in the Employment Agreement.

Executive has executed this Release as of the day and year first written above.

EXECUTIVE

Alex J. Dunn

[Signature Page to Release and Waiver of Claims]